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                                                                   EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CV Therapeutics, Inc. Employee Stock Purchase Plan and the CV Therapeutics, Inc. Non-Employee Directors' Stock Option Plan of our report dated March 2, 2000 with respect to the consolidated financial statements and schedule of CV Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP


Palo Alto, California
August 11, 2000


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